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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the Registration Statements of Childtime Learning Centers, Inc. on Form S-8 (File Nos. 333-38325 and 33-33741) of our report dated June 8, 1998 on our audits of the consolidated financial statements and financial statement schedule of Childtime Learning Centers, Inc. and Subsidiary as of April 3, 1998 and March 28, 1997 and for each of the three fiscal years in the period ended April 3, 1998, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand, LLP
Detroit, Michigan
June 30, 1998